CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-56519, 333-91573, 333-82103, 333-34782 and
333-40794) and on Form S-8 (File Nos. 333-91601, 333-85979, 333-18411 and
333-44710) of Brilliant Digital Entertainment, Inc. of our report dated March 29, 2000 relating to the consolidated financial statements of Brilliant Digital Entertainment, Inc. as of December 31, 1999 which appear in this Form 10-KSB.


/S/ PRICEWATERHOUSECOOPERS, LLP

March 30, 2001
Los Angeles, California